EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
emergeIT Inc.

We have audited the accompanying balance sheets of emergeIT Inc. as of December 31, 2015 and March 31, 2015, and the related statements of income and comprehensive loss, cash flows, and shareholders’ deficiency for the nine-month period ended December 31, 2015, and the year ended March 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of emergeIT Inc. at December 31, 2015, and March 31, 2015, and the results of its operations and its cash flows for the nine-month period ended December 31, 2015, and the year ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has sustained continued losses from operations and net losses and has an accumulated deficit at December 31, 2015 with no foreseeable source of income, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(signed) BDO Canada LLP

Chartered Professional Accountants, Licensed Public Accountants

Markham, Ontario
July 25, 2016

emergeIT Inc. Balance Sheets

Assets	December 31,2015	March 31, 2015
Current
Cash	$50,870	$-
Accounts receivable (Note 4)	19,564	42,457
Due from related party (Note 5)	9,650	15,000
Prepaid expenses and other assets	10,000	-
Funds held in trust	212,735	170,064
	302,819	227,521
Capital assets (Note 6)	10,418	13,355
Development costs (Note 7)	126,023	217,857
	$439,260	$458,733

Liabilities and Shareholders' Deficiency
Current
Bank indebtedness	$-	$34,292
Accounts payable and accrued liabilities	637,922	1,135,427
Due to related parties (Note 8)	497,298	484,053
Convertible promissory note (Note 9)	174,628	-
Deferred revenue	296,894	260,868
Deposits	-	159,999
	1,606,742	2,074,639
Shareholders' deficiency
Common shares (Note 10)	561,165	401,166
Warrants (Note 9)	269,880	-
Additional paid in capital	345,320	200,000
Deficit	(2,343,847)	(2,217,072)
	(1,167,482)	(1,615,906)
	$439,260	$458,733

 The accompanying notes are an integral part of these financial statements.

emergeIT Inc.
Statements of Operations and Comprehensive Loss

	April 1, 2015 to December 31, 2015	April 1, 2014 to March 31, 2015
Revenue	$4,089,880	$4,606,466
Cost of sales	3,170,134	3,751,247
Gross Profit	919,746	855,219
Expenses
Advertising and promotion	155,121	300,025
Amortization	94,770	133,773
Foreign exchange loss	19,248	8,261
Interest and bank charges	221,356	47,582
Occupancy costs	11,700	13,600
Software Development Fees	82,850	129,235
Office and general	26,515	58,080
Professional fees	239,029	291,627
Salaries and benefits	163,746	221,253
Telephone	11,054	18,830
Travel	21,132	30,366
	1,046,521	1,252,632
Net loss	(126,775)	(397,413)
Deficit, beginning of the period	(2,217,072)	(1,819,659)
Deficit, end of the period	$(2,343,847)	$(2,217,072)

 The accompanying notes are an integral part of these financial statements.

emergeIT Inc.
Statements of Cash Flows

	April 1, 2015 to December 31, 2015	April 1, 2014 to March 31, 2015
Cash provided by (used in) Operating activities
Net loss for the period	$(126,775)	$(397,413)
Items not involving cash
Amortization	94,770	133,773
Interest accretion on convertible debt	174,628	-
Changes in non-cash working capital balances
Accounts receivable	(19,778)	(73,564)
Prepaid expenses and other assets	(10,000)	6,064
Accounts payable and accrued liabilities	(497,504)	228,575
Deferred revenue	36,026	56,851
Deposits	(159,999)	-
	(508,632)	(45,714)
Investing activities
Purchase of capital assets	-	(4,068)
Increase in development costs	-	(65,425)
Due from related party	5,350	1,629
	5,350	(67,864)
Financing activities
Due to related parties	13,245	41,842
Issuance of convertible debt and warrants	415,200	-
Issuance of common shares	159,999	-
	588,444	41,842
Increase (decrease) in cash during the period	85,162	(71,736)
Cash (bank indebtedness), beginning of period	(34,292)	37,444
Cash (bank indebtedness), end of period	$50,870	$(34,292)

 The accompanying notes are an integral part of these financial statements.

emergeIT Inc.
Statements of Shareholders' Deficiency

For the year periods ended December 31, 2015 and March 31,2015

	Common Shares	Warrants	Additional Paid In Capital	Deficit	Shareholders' Deficiency
As at March 31,2014	$401,166	$-	$200,000	$(1,819,659)	$(1,218,493)
Net loss for the year	-	-	-	(397,413)	(397,413)
As at March 31,2015	401,166	-	200,000	(2,217,072)	(1,615,906)
Issuance of common shares	159,999	-	-	-	159,999
Issuance of convertible debt and warrants (Note 9)	-	269,880	145,320	-	415,200
Net loss for the period	-	-	-	(126,775)	(126,775)
As at December 31, 2015	$561,165	$269,880	$345,320	$(2,343,847)	$(1,167,482)

 The accompanying notes are an integral part of these financial statements.

emergeIT Inc.
Notes to Financial Statements
For the periods ended December 31, 2015 and March 31, 2015

1. Summary of Significant Accounting Policies

a. Nature of Busines
emergeIT Inc. (the "Company") was incorporated under the Ontario Business Corporations Act on April 15, 2008, and is primarily involved in the creation of software solutions related to the cost effective management of shipping activities.

b. Basis of Accounting
The Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP").

c. Revenue Recognition
Revenue consists primarily of fees for shipping services provided to customers. Revenue is recognized when goods are delivered, services are rendered and when collection is reasonably assured. When the risks and rewards of ownership have not transferred or if all significant acts have not been completed, fees received in advance are included in deferred revenue.

d. Capital Assets
Capital assets are stated at cost less accumulated amortization. Amortization is based on the estimated useful life of the asset as follows:

Equipment
30% declining balance
Furniture
  20% declining balance

e. Development Costs:
The Company capitalizes certain development costs incurred in connection with its internal-use software. These capitalized costs are primarily related to its proprietary commerce solutions that is hosted by the Company and accessed by its customers. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, direct internal and external costs are capitalized until the software is substantially complete and ready for its intended use. Maintenance and training costs are expensed as incurred. Internal-use software development costs are amortized on a straight-line basis over its estimated useful life of 4 years.

emergeIT Inc.
Notes to Financial Statements
For the periods ended December 31, 2015 and March 31, 2015

1. Summary of Significant Accounting Policies (continued)

f.  Impairment of Long-lived Assets
The Company accounts for the impairment of long-lived assets in accordance with Accounting Standards Codification ("ASC") 360¬10, "Accounting for the Impairment of Long-Lived Assets." This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets' carrying amounts may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or groups of assets is less than the carrying values.

If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value and estimated net realizable value. During the periods ended December 31, 2015 and March 31, 2015, there was no impairment of long-lived assets

g. Income Taxes
The Company accounts for income taxes in accordance with the provisions of ASC 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined on the basis of the difference between the tax bases of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is established for deferred tax assets for which realization is uncertain.

In accordance with ASC 718, “Stock Compensation,” and ASC 505, “Equity,” the Company has made a policy decision related to intra-period tax allocation, to account for utilization of windfall tax benefits based on provisions in the tax law that identify the sequence in which amounts of tax benefits are used for tax purposes (i.e., tax law ordering).

Uncertain tax positions are accounted for in accordance with ASC 740, “Income Taxes,” which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the company has taken or expects to take on a tax return. ASC 740 applies to income taxes and is not intended to be applied by analogy to other taxes, such as sales taxes, value-add taxes, or property taxes. The Company reviews its nexus in various tax jurisdictions and the Company’s tax positions related to all open tax years for events that could change the status of its ASC 740 liability, if any, or require an additional liability to be recorded. Such events may be the resolution of issues raised by a taxing authority, expiration of the statute of limitations for a prior open tax year or new transactions for which a tax position may be deemed to be uncertain. Those positions, for which management’s assessment is that there is more than a 50 percent probability of sustaining the position upon challenge by a taxing authority based upon its technical merits, are subjected to the measurement criteria of ASC 740. The Company records the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. Any ASC 740 liabilities for which the Company expects to make cash payments within the next twelve months are classified as “short term.”

emergeIT Inc.
Notes to Financial Statements
For the periods ended December 31, 2015 and March 31, 2015

1. Summary of Significant Accounting Policies (continued)

h. Investment Tax Credits
Investment tax credits, which are earned as a result of incurring qualifying research and development expenditures, are accounted for using the cost reduction method. Under this method, investment tax credits are treated as a reduction of the relevant asset account or expenses in the period that the credits become available and there is reasonable assurance that they will be realized.

i. Financial Instruments
Financial instruments are recorded at fair value when acquired or issued and subsequently measured at cost or amortized cost less impairment, if applicable. Financial assets are tested for impairment when changes in circumstances indicate the asset could be impaired. Transaction costs on the acquisition, sale or issue of financial instruments are charged to the financial instrument for those measured at amortized cost.

j. Stock Option Plan
The Company applies the provisions of (ASC) ASC 718, “Stock Compensation,” which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their financial statements. The Company recognizes stock-based compensation ratably on a straight-line basis over the shorter of the vesting or requisite service periods. The use of this valuation model involves assumptions that are judgmental and highly sensitive in the determination of compensation expense and include the expected life of the option, stock price volatility, risk-free interest rate, dividend yield, and exercise price.

The fair value of stock options issued to directors, officers, employees and consultants is determined upon the date of grant and recognized as compensation expense over the vesting period for directors, officers or employees and over the period of service for consultants with a corresponding credit to additional paid in capital.

When options are exercised, the corresponding paid-in capital and the proceeds received by the Company are credited to share capital. If stock options are repurchased from directors, officers or employees, the excess of the consideration paid over the carrying amount of the stock or stock options repurchased is charged to contributed surplus and/or deficit.

emergeIT Inc.
Notes to Financial Statements
For the periods ended December 31, 2015 and March 31, 2015

1. Summary of Significant Accounting Policies (continued)

k. Government Assistance
The Company received government assistance based on certain eligibility criteria for project support. Government assistance was accounted for using the cost reduction method. Under the cost reduction method, government assistance relating to eligible expenditures is accounted for as a reduction of expenses in the year during which the expenditures are incurred, provided there is reasonable assurance of realization.

l. Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the reporting period. The financial statement items requiring the use of management estimates are the investment tax credits receivable, income taxes, the asset lives used in computing amortization, capitalization of development costs, recoverability of deferred income tax assets, future customer rebates, and the fair value of warrants and stock options. Actual results could differ from those estimates.

m. Comprehensive Income
(ASC) ASC 220, “Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements.

n. Subsequent Events
We have evaluated subsequent events and are not aware of any significant events that occurred subsequent to the balance sheet date prior to July 25, 2016 that would have a material impact on our consolidated financial statements.

emergeIT Inc.
Notes to Financial Statements
For the periods ended December 31, 2015 and March 31, 2015

2. Going Concern

At December 31, 2015, the Company has negative working capital of $1,303,923 and an accumulated deficit of $2,343,847. As a result, there are material uncertainties that raise substantial doubt as to whether the entity will have the ability to continue as a going concern. The Company requires continued support from shareholders and creditors and continues to seek opportunities to obtain financing. However, there is no certainty that these and other strategies will be sufficient to permit the Company to continue as a going concern in the foreseeable future.

The financial statements have been prepared on a going concern basis in accordance with accounting standards in the United States, which assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. These financial statements do not reflect adjustments that might be necessary and material, including the carrying value of assets and liabilities, the reported revenue and expenses and the balance sheet classifications used if the going concern assumption were not appropriate.

3. Recent accounting pronouncements

In May 2014, the FASB issued amended guidance on revenue recognition which will be effective for us beginning January 1, 2019 and can be applied retrospectively or as a cumulative effect adjustment as of the date of adoption. Early adoption is not permitted. The amended guidance requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. We are currently assessing the impact the adoption of the amended guidance will have on our Financial Statements.

In August 2014, the FASB issued amended guidance which defines management's responsibility to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and to provide related disclosures. Currently, this evaluation is only an auditor requirement. Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of the consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. This amended guidance will be effective for us beginning January 1, 2016. We are currently assessing the impact the adoption of the amended guidance will have on our Financial Statements.

emergeIT Inc.
Notes to Financial Statements
For the periods ended December 31, 2015 and March 31, 2015

4.    Accounts Receivable

The balance of allowance for doubtful accounts at December 31, 2015 is $ nil (March 31, 2015 - $nil).

5.     Due from related party

The balance is due from a shareholder, non-interest bearing and due on demand.

6.     Capital assets

	December 31, 2015		March 31, 2015
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
Equipment	$23,227	$13,583	$23,227	$10,783
Furniture	2,440	1,666	2,440	1,529
	$25,667	$15,249	$25,667	$12,312
Net book value		$10,418		$13,355

7. Development Costs

	December 31, 2015		March 31, 2015
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
	$516,332	$390,309	$516,332	$298,475
Net book value		$126,023		$217,857

emergeIT Inc.
Notes to Financial Statements
For the periods ended December 31, 2015 and March 31, 2015

8.    Due to related parties

At December 31, 2015 and March 31, 2015, the balances due to related parties consist of the following:

	December 31, 2015	March 31, 2015

Promissory note to shareholder John Smith	$201,495	$188,566
The note bears interest at 12% with Repayment by December 2017 *
Promissory note to Helen Kurluk	100,000	100,000
The note bears interest at 6% with no fixed terms of repayment
Due to shareholder Lakeside Logistics	113,887	73,887
Amount is non-interest bearing (Paid in full in January 2016)
Due to shareholder Allan Pratt	40,000	48,500
Amount is non-interest bearing (Paid in full in June 2016)
Due to Pratt Family Trust	17	17
Amount is non-interest bearing and due on demand
Due to Jeanne Pratt	21,900	53,084
Amount is non-interest bearing and due on demand
Promissory note to shareholder Anne Bothe	19,999	19,999
The note bears interest at 6% (Paid in full in May 2016)
Total	$497,298	$484,053

* The loan from Shareholder John Smith of $143,000 is scheduled to be paid in full by December 2017. An interest of 12% was applied to the loan from inception to June 2016 then the interest was reduced to 8% from July 2016 to December 2017. One lump sum payment of $30,000 will be paid in July 2016 then an equal installment of $11,600 every month going forward to December 2017.

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

9.    Convertible Promissory Note

In October 2015, the Company issued two convertible promissory notes for proceeds of $415,200. The notes bear interest at 12% with a maturity date of March 31, 2016. The notes are convertible into Common Stock at a 10% discount to the price of shares issued in a reverse merger transaction, a qualified financing or a deemed valuation at maturity. In addition, upon conversion or maturity, the note holders will receive warrants with a five year life for $415,200 of common stock with an exercise price at a 10% discount to the price of shares issued in a reverse merger transaction, a qualified financing or a deemed valuation at maturity.

The relative fair value of the warrants was determined to be $269,880 using the Black-Scholes option pricing model and the following assumptions: volatility – 80%; estimated life – 5 years; dividend yield 0%; discount rate – 1.5%.

The notes also have a beneficial conversion feature. A beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments to the fair value of the common shares at the commitment date to be received upon conversion. This amount was determined to be $145,320 and is amortized over the period from the date of issuance to the maturity date of the note.

As a result, the notes were initially valued at $0 net of debt discount of $415,200. $174,628 of debt discount and $10,613 of interest was recognized in the period ending December 31, 2015.

10.    Share Capital and Stock-Based Compensation

Share Capital

Authorized
Unlimited Class A Common shares
Unlimited Class B Common shares
Unlimited Class A Special shares
Unlimited Class B Special shares
Unlimited Class C Special shares
	December 31, 2015	March 31, 2015
Issued
7,000 Class A Common shares	$160,057	$160,057
3,180 Class B Common shares (March 31, 2015 – 3,000)	401,108	241,109
	$561,165	$401,166

Stock-Based Compensation

In 2011 and 2013, the Company provided two employees with the right to acquire 1,138 common shares. The rights have fully vested and are exercisable upon certain triggering events or at the discretion of the Board of Directors. The fair value of these rights were determined to be $nil.

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

11.    Financial Instruments

Fair value
The Company accounts for certain financial assets and liabilities at fair value following the provisions of ASC 820. This Topic applies to certain assets and liabilities that are being measured and reported on a fair value basis. The Topic defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. This Topic enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that financial assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1
quoted market prices in active markets for identical assets or liabilities

Level 2
observable market based inputs or unobservable inputs that are corroborated by market data

Level 3
unobservable inputs that are not corroborated by market data

The fair values of cash, accounts receivable, accounts payable and accrued liabilities, and due from and to related parties approximate their carrying values due to the short term nature of these financial instruments.

Credit risk
The Company is exposed to credit risk on the accounts receivable from its customers. The risk is reduced by credit policies that include regular monitoring of the debtor’s payment history and performance. The Company establishes an allowance for doubtful accounts that corresponds to the specific credit risk of its customers, historical trends and other information on the state of the economy.

The Company’s cash is also subject to credit risk. The Company limits its exposure to credit risk by maintaining cash with major financial institutions.

Currency risk
The Company earns revenue and incurs expenses denominated in U.S. dollars and Canadian dollars, and is exposed to foreign exchange risk from fluctuations in these foreign currency rates on monetary working capital balances.

Liquidity risk
Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value which is less than what they are worth; or may unable to settle or recover financial assets. Liquidity risk arises from bank indebtedness, accounts payable and accrued liabilities, due to related parties, convertible promissory note and commitments.

The Company continues to focus on maintaining adequate liquidity to meet operating working capital requirements and capital expenditures.

emergeIT Inc.
Notes to Financial Statements

For the periods ended December 31, 2015 and March 31, 2015

12.    Income Taxes

The tax effect of significant components of the Company’s deferred income tax assets and liabilities is as follows:

	December 31, 2015	March 31, 2015
Temporary differences	$22,700	$40,000
Loss carryforwards and other deductions	396,900	378,500
Deferred income tax asset before allowance	419,600	418,500
Valuation allowance	(419,600)	(418,500)
Deferred income tax asset	$-	$-

For income tax purposes, the Company has non-capital losses which can be applied to reduce future years’ taxable income totaling approximately $1,423,500 (March 31, 2015 - $1,344,500). These losses expire between 2030 to 2035. The Company also has a Scientific Research and Experimental Development Expenditure pool balance of approximately $74,000 (March 31, 2015 - $83,700) which may be used to reduce future year’s taxable income. The expenditure pool can be carried forward indefinitely.

A valuation allowance of 100% has been established in respect of the net deferred income tax assets due to the uncertainty of the Company’s utilization of such deferred tax assets.

The income tax provision at December 31, 2015 and March 31, 2015 reflects a full accounting of tax filings under ASC Subtopic 740-10. The Company is not currently under any Canadian Revenue Agency, provincial, local or foreign jurisdiction tax examinations. The Company recognizes interest and penalties, as estimated or incurred, as general and administrative expense.

There have been no unrecognized tax benefits as a result of tax positions taken in the current or prior years, and accordingly there are no unrecognized tax benefits that would affect the effective tax rate, nor are there are any situations where it is reasonably possible that the unrecognized tax benefit will change significantly within twelve months of the reporting date. As of December 31, 2015, the Company has no unrecognized tax exposure (March 31, 2015 - none).

The Company is subject to taxation in Canada and Ontario. As of December 31, 2015, the Company’s tax years for 2011 through 2014 are subject to examination by tax authorities.

13.    Commitment

The Company has an agreement with a partner to pay $10,000 per quarter until August 31, 2018 in relation to the promotion of the Company’s services to their members.